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                                                        EXHIBIT 23(b)



                        110 George Street Parramatta    Telephone (02) 633 3555
                        Box 975 Parramatta NSW 2124     Fax (02) 633 2362
                                                        Telex 27486
                                                        DX 8217 Parramatta
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        PRICE WATERHOUSE                                [LOGO]


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Form S-8 Registration Statement and related Prospectus pertaining to The Lincoln Electric Company Employee Savings Plan of our report dated 27 March 1995 relating to the consolidated financial statements of The Lincoln Electric Company (Australia) Proprietary Limited and subsidiaries (not presented separately therein) included in Amendment No. 2 to Registration Statement (Form S-3 No. 33-58881) filed with the Securities and Exchange Commission.



                                                       /s/ Price Waterhouse

                                                           Price Waterhouse

Parramatta, Australia
10 November 1995